Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

by and among

SAVERS VALUE VILLAGE, INC.,

ARES CORPORATE OPPORTUNITIES FUND V, L.P.,

ASSF IV AIV B, L.P.,

ASOF HOLDINGS I, L.P.,

AMARI INVESTMENT PTE. LTD.,

and

ASSF IV AIV B HOLDINGS III, L.P.

Dated as of [•], 2023

i

THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of [•], 2023 by and among Savers Value Village, Inc., a Delaware corporation (the “Company”) and Ares Corporate Opportunities Fund V, L.P., ASSF IV AIV B, L.P., ASOF Holdings I, L.P., Amari Investment PTE. Ltd. and ASSF IV AIV B Holdings III, L.P. (collectively, “Ares”) and any transferee that becomes a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached as Exhibit A.

RECITALS

WHEREAS, in connection with the consummation of the IPO of the Company, the parties desire to enter into this Agreement in order to grant certain registration rights to the Holders of Registrable Securities as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valid consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement agree as follows:

Section 1. Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act, and “Affiliated” shall have a correlative meaning. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, (i) Ares and its respective Affiliates shall not be deemed to be Affiliates of the Company and (ii) any investment manager or advisor of Ares and any funds, investment vehicles or accounts managed or advised by such investment manager or advisor or its Affiliates, shall be deemed to be Affiliates of Ares.

“Agreement” means this Registration Rights Agreement, as amended, modified or supplemented from time to time, in accordance with the terms of this Registration Rights Agreement, together with any exhibits, schedules or other attachments to this Registration Rights Agreement.

“Alternative Transactions” has the meaning set forth in Section 4(d).

“Ares” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, including any other shares of stock issued or issuable with respect to the common stock of the Company (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event).

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Controlling Person” has the meaning set forth in Section 11(a).

“Covered Person” has the meaning set forth in Section 11(a).

“Demand Registration” has the meaning set forth in Section 2(a).

“Demand Registration Request” has the meaning set forth in Section 2(a).

“Determination Date” has the meaning set forth in Section 4(f).

“Equity Securities” means shares of Common Stock, shares of any other class of common or preferred stock of the Company and any options, warrants, rights or securities of the Company convertible into or exchangeable for common or preferred stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934.

“Executive Officer” has the meaning as set forth in Rule 16a-1(f) or any successor rule, as promulgated by the SEC under the Exchange Act.

“Family Member” means, with respect to any Person who is an individual, any spouse or lineal descendants, including adoptive relationships.

“Governmental Entity” means any United States or foreign (i) federal, state, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including, without limitation, any arbitral tribunal.

“Holder” means Ares and any direct or indirect transferee of Ares that has become a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached as Exhibit A, in each case to the extent such Person is a holder or beneficial owner of Registrable Securities.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act occurring simultaneously with or after the date of this Agreement.

“Permitted Transferee” shall mean any Affiliate of Ares, and any Permitted Transferee of Ares shall be bound by the terms of this Agreement and treated as Ares for all purposes of this Agreement.

“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision of such government.

“Piggyback Registration” has the meaning set forth in Section 5(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 5(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 5(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means, at any time, (i) any shares of Common Stock held or beneficially owned by any Holder, (ii) any shares of Common Stock issued or issuable to any Holder upon the conversion, exercise or exchange, as applicable, of any other Equity Securities held or beneficially owned by any Holder and (iii) any shares of Common Stock issued or issuable to any Holder with respect to any shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities whenever such Person in its sole discretion has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, the shares described in the preceding sentence shall cease to constitute Registrable Securities when such shares become eligible for resale under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1).

“Registration Expenses” has the meaning set forth in Section 10(a).

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to that Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in that Registration Statement.

“Remaining Registrable Securities” has the meaning set forth in Section 4(e).

“Requested Shelf Registered Securities” has the meaning set forth in Section 4(b).

“Rule 144” means Rule 144 under the Securities Act or any successor rule.

“S-3 Shelf Eligible” has the meaning set forth in Section 4(a).

“SEC” means the Securities and Exchange Commission or any successor agency administering the Securities Act and the Exchange Act at the time.

“SEC Guidance” means (i) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (ii) any oral or written comments, requirements or requests of the SEC or its staff, (iii) the Securities Act and the Exchange Act and (iv) any other rules, bulletins, releases, manuals and regulations of the SEC.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act of 1933.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“Shelf Public Offering” has the meaning set forth in Section 4(b).

“Shelf Public Offering Request” has the meaning set forth in Section 4(b).

“Shelf Public Offering Requesting Holder” has the meaning set forth in Section 4(b).

“Shelf Registered Securities” means any Registrable Securities whose offer and sale is registered pursuant to a Registration Statement filed in connection with a Shelf Registration (including an Automatic Shelf Registration Statement).

“Shelf Registration” has the meaning set forth in Section 4(a).

“Shelf Registration Statement” means a Registration Statement filed with the SEC on either Form S-3 or F-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering the offer and sale of all or any portion of the Registrable Securities, as applicable.

“Shelf Requesting Holder” has the meaning set forth in Section 4(a).

“Suspension” has the meaning set forth in Section 7.

“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest) and, when used as a verb, voluntarily to directly or indirectly sell, dispose, hypothecate, mortgage, gift, pledge, assign, attach or otherwise transfer, in any case, whether by operation of law or otherwise.

“underwritten offering” means a registered offering of securities conducted by one or more underwriters pursuant to the terms of an underwriting agreement.

(a) In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form, as amended, from time to time;

(ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii) references to “Section” are references to Sections of this Agreement; and

(iv) references to “dollars” and “$” mean U.S. dollars.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (a)(i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to Register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 under the Securities Act and (b) is not an “ineligible issuer” as defined in Rule 405 promulgated under the Securities Act.

Section 2. Demand Registrations.

(a) Right to Demand Registrations. At any time following the IPO, each Holder may, by providing written notice to the Company, request to sell all or part of its Registrable Securities pursuant to a Registration Statement (a “Demand Registration”) (such requesting Holder, a “Demand Holder”). Each request for a Demand Registration (a “Demand Registration Request”) shall specify the number of Registrable Securities intended to be offered and sold by that Demand Holder pursuant to the Demand Registration and the intended method of distribution of those Registrable Securities, including whether the offering is intended to be an underwritten offering. Notwithstanding the prior sentence, the Company may, if the Board of Directors of the Company so determines that, due to a pending or contemplated material acquisition or disposition or public offering or other material event involving the Company or any of its subsidiaries, it would be inadvisable to effect the requested Demand Registration at that time (but in no event after the related Registration Statement has become effective), the Company may, upon providing the Demand Holder written notice (the “Delay Notice”), defer the Demand Registration for a single period set forth in that Delay Notice not to exceed 90 days. The Company shall not postpone or delay a Demand Registration under this Section 2 more than once in any twelve (12) month period. Promptly (but in any event within three (3) business days) after receipt of a Demand Registration Request, the Company shall give written notice of the Demand Registration Request to all other Holders of Registrable Securities. As promptly as practicable and no later than ten (10) business days after receipt of a Demand Registration Request, the Company shall register all Registrable Securities (i) that have been requested to be registered in the Demand Registration Request and (ii) subject to Section 3, with respect to which the Company has received a written request for inclusion in the Demand Registration from a Holder no later than five (5) business days after the date on which the Company has given notice to Holders of the Demand Registration Request. The Company shall use its reasonable best efforts to cause the Registration Statement filed pursuant to this Section 2(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing of the Registration Statement. A Demand Registration may be effected by way of a Registration Statement on Form S-3 or any similar short-form registration statement to the extent the Company is permitted to use such form at such time. The Company shall not be required to effect a Demand Registration unless the expected aggregate gross proceeds from the offering of the Registrable Securities to be registered in connection with such Demand Registration are at least $50 million and shall not be required to effect more than four (4) Demand Registrations in any 12-month period.

The Company shall not be obligated to maintain a Registration Statement pursuant to a Demand Registration effective for more than (x) 360 days or (y) a shorter period when all of the Registrable Securities covered by that Registration Statement have been sold pursuant to that Registration Statement(the “Effectiveness Period”).

(b) Number of Demand Registrations. Ares, together with any direct or indirect transferee of Ares that has become a Holder, shall be entitled to request an unlimited number of Demand Registrations. At any time in which the Company is eligible to register Common Stock on Form S-3 (or any successor form), each Holder shall have an unlimited number of Demand Registrations on Form S-3.

(c) Withdrawal. A Holder may, by written notice to the Company, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all applicable Holders to that effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement, unless the Company intends to effect a primary offering of securities pursuant to such Registration Statement. In addition, a Demand Holder may, at any time prior to the effective date of the Registration Statement relating to a Demand Registration, revoke its request by providing a written notice of the revocation to the Company and only if that Demand Holder complies with this Section 2(c).

(d) Selection of Underwriters. If a Demand Registration is an underwritten offering, the Demand Holder requesting the Demand Registration shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) in connection with the related offering, subject to the approval of the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 3. Inclusion of Other Securities; Priority. The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the Holder(s) (which consent may not be unreasonably withheld or delayed) of the Registrable Securities participating in that Demand Registration. If a Demand Registration involves an underwritten offering and the managing underwriters of such offering advise the Company and the Holders in writing that, in their opinion, the number of Equity Securities proposed to be included in that Demand Registration, including all Registrable Securities and all other Equity Securities proposed to be included in such offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Demand Registration: (i) first, the Registrable Securities proposed to be sold by Holders in the offering; and (ii) second, to the extent additional Equity Securities may, in the opinion of the managing underwriters, be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be sold in the offering), any Equity Securities proposed to be included in such Demand Registration by any other Persons (including Equity Securities to be sold for the account of the Company and/or any other holders of Equity Securities), allocated, in the case of this clause (ii), among such Persons in such manner as the Company may determine. If more than one Holder is participating in such Demand Registration and the managing underwriters of such offering determine that a limited number of Registrable Securities held by the Holders may be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be sold in the offering), then the Registrable Securities that are included in such offering shall be allocated pro rata among the participating Holders on the basis of the number of Registrable Securities initially requested to be sold by the Holder in such offering.

Section 4. Shelf Registrations.

(a) Initial Shelf Registration. At any time when (i) the Company becomes eligible to use Form S-3 in connection with a secondary public offering of its equity securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, in accordance with SEC Guidance (“S-3 Shelf Eligible”) and (ii) a Shelf Registration on a Form S-3 registering Registrable Securities for resale is not then effective (subject to any applicable Suspension), upon the written request of any Holder of Registrable Securities (the “Shelf Requesting Holder”), the Company shall use its commercially reasonable efforts to register, under the Securities Act on Form S-3 for an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”), the offer and sale of such amount of Registrable Securities owned by such Shelf Requesting Holder as such Shelf Requesting Holder shall request. Upon the receipt of such written request, the Company shall promptly give notice (via facsimile or electronic transmission) of such requested Shelf Registration at least ten (10) business days prior to the anticipated filing date of such Shelf Registration to the other Holders of Registrable Securities, and such notice shall describe the proposed Shelf Registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such Holders of Registrable Securities the opportunity to register the number of Registrable Securities as each such Holder of Registrable Securities may request by written notice to the Company, given within five (5) business days after such Holders of Registrable Securities are given the Company’s notice of the Shelf Registration. The “Plan of Distribution” section of such Shelf Registration shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions, hedging transactions and sales not involving a public offering. With respect to each Shelf Registration, the Company shall (x) as promptly as practicable after the written request of the Holder of Registrable Securities, file a Registration Statement and (y) use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable, and remain effective until the date set forth in Section 8. No Holders of Registrable Securities shall be entitled to include any of its Registrable Securities in a Shelf Registration unless such Holder of Registrable Securities has complied with Section 9. The obligations set forth in this Section 4 shall not apply if the Company has a currently effective Automatic Shelf Registration Statement covering all Registrable Securities in accordance with Section 8 and has otherwise complied with its obligations pursuant to this Section 4. The rights of Holders of Registrable Securities with respect to any Shelf Registration shall be subject to Suspension, as provided in Section 7.

(b) Underwritten Take-Downs. Upon written request by a Holder of Registrable Securities holding Shelf Registered Securities (the “Shelf Public Offering Requesting Holder”), which request (the “Shelf Public Offering Request”) shall specify the class or series and amount of such Shelf Public Offering Requesting Holder’s Shelf Registered Securities to be sold (the “Requested Shelf Registered Securities”), the Company shall perform its obligations hereunder with respect to the sale of such Requested Shelf Registered Securities in the form of a firm commitment underwritten public offering (unless otherwise consented to by the Shelf Public Offering Requesting Holder) (a “Shelf Public Offering”) if the aggregate proceeds reasonably anticipated to be generated, net of underwriting discounts and commissions, from the sale of the Requested Shelf Registered Securities equals or exceeds $15,000,000 (as determined by the Shelf Public Offering Requesting Holder in good faith, as of the date the Company receives the Shelf Public Offering Request), unless such Shelf Public Offering shall include all of the Registrable Securities then owned by the Shelf Public Offering Requesting Holder(s). Promptly upon receipt of a Shelf Public Offering Request, the Company shall provide notice (the “Shelf Public Offering Notice”) of such proposed Shelf Public Offering, to the extent known, as well as the identity of the Shelf Public Offering Requesting Holder, to the other Holders of Registrable Securities holding Shelf Registered Securities. Such other Holders of Registrable Securities may, by written request to the Company and the Shelf Public Offering Requesting Holders, within one (1) business day after receipt of such Shelf Public Offering Notice, offer and sell up to all of their Shelf Registered Securities of the same class or series as the Requested Shelf Registered Securities in such proposed Shelf Public Offering. No Holder of Registration Rights shall be entitled to include any of its Registrable Securities in a Shelf Public Offering unless such Holder of Registrable Securities has compiled with Section 9. The lead managing underwriter or underwriters selected for such Shelf Public Offering shall be selected in accordance with Section 8. The terms and conditions of any customary underwriting or purchase arrangements pursuant to which Registrable Securities shall be sold in a Shelf Public Offering shall be approved by the Shelf Public Offering Requesting Holder.

(c) Priority. In a Shelf Public Offering, if the lead managing underwriter advises the Shelf Public Offering Requesting Holder and the Company that, in its opinion, the number of Equity Securities requested to be included in such Shelf Public Offering, including all Registrable Securities and all other Equity Securities proposed to be included in such offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Shelf Public Offering: (i) first, the Registrable Securities that are requested to be included in such Shelf Public Offering, pro rata among Holders entitled to participate therein; and (ii) second, all securities that are registered on the applicable Shelf Registration Statement and are requested to be included in such Shelf Public Offering by the Company (including securities to be included pursuant to other applicable registration rights agreements or provisions).

(d) Company Cooperation.

(i) The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any request of the Holders of Registrable Securities holding Shelf Registered Securities in respect of any block trade, agented transaction, sales directly into the market, purchase or sale by brokers, derivative transaction, short sale, stock loan or stock pledge transaction, sale not involving a public offering, hedging transaction or other transaction or disposition that is registered pursuant to a Shelf Registration that is not a firm commitment underwritten offering (each, an “Alternative Transaction”), including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to an IPO subject to Section 8, to the extent customary for such transactions.

(ii) The Company shall bear all Registration Expenses in connection with any Shelf Registration, any Shelf Public Offering or any other transaction (including any Alternative Transaction) registered under a Shelf Registration pursuant to this Section 4(d), whether or not such Shelf Registration becomes effective or such Shelf Public Offering or other transactions is completed.

(e) Subsequent Shelf Registration. After the Registration Statement with respect to a Shelf Registration is declared effective, upon written request by one or more Holders of Registrable Securities (which written request shall specify the amount of such Holders’ Registrable Securities to be registered), the Company shall, as permitted by SEC Guidance, (i) if it is a Well-Known Seasoned Issuer and such Registration Statement is an Automatic Shelf Registration Statement, as promptly as practicable after receiving such request, file a prospectus supplement to include such Holders of Registrable Securities as selling stockholders in such Registration Statement or (ii) otherwise, as promptly as practicable after the date the Registrable Securities requested to be registered pursuant to this Section 4(e) that have not already been so registered represent more than 1.5% of the outstanding Registrable Securities, file a post-effective amendment to the Registration Statement to include such Holders of Registrable Securities in such Shelf Registration and use commercially reasonable efforts to have such post-effective amendment declared effective. To the extent that any Registration Statement with respect to a Shelf Registration is expected to no longer be usable for the resale of Registrable Securities registered thereon (“Remaining Registrable Securities”) pursuant to SEC Guidance, the Company shall, not later than 90 days prior to the date such Registration Statement is expected to no longer be usable, use commercially reasonable efforts to prepare and file a new Registration Statement with respect to such Shelf Registration, as if the holders of such Remaining Registrable Securities had requested a Shelf Registration with respect thereto pursuant to Section 4(a) and perform all actions required under this Agreement with respect to such Shelf Registration.

(f) Automatic Shelf Registration Statements. Upon the Company becoming a Well-Known Seasoned Issuer eligible to use an Automatic Shelf Registration Statement in accordance with SEC Guidance, the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Section 4. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than fifteen (15) business days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until the date set forth in Section 8. The Company shall give written notice of filing such Registration Statement to all of the Holders of Registrable Securities as promptly as practicable thereafter. The Company shall not be required to include any Holders of Registrable Securities as a selling stockholder in any Registration Statement or prospectus unless such Holders of Registrable Securities has compiled with Section 9. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), as promptly as practicable and at least 30 days prior to such Determination Date, the Company shall (A) give written notice thereof to all of the Holders of Registrable Securities and (B) if the Company is S-3 Shelf Eligible, file a Registration Statement on Form S-3 with respect to a Shelf Registration in accordance with Section 4(a) and use all commercially reasonable efforts to have such Registration Statement declared effective prior to the Determination Date.

Section 5. Piggyback Registrations.

(a) Whenever the Company proposes to register any Equity Securities under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule to Rule 145) or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company (other than a Demand Registration (for which participation is provided under Section 2)) (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder of Registrable Securities of its intention to effect such a registration. The Company shall in no event give that notice in less than ten (10) business days prior to the proposed date of filing of the applicable Registration Statement. Subject to Sections 5(b) and 6(c), the Company shall include in the Registration Statement and in any offering of Equity Securities to be made pursuant to that Registration Statement that number of Registrable Securities requested to be sold in such offering by a Holder for the account of that Holder if the Company has received a written request for inclusion in the Registration Statement from that Holder no later than five (5) business days after the date on which the Company has given notice of the Piggyback Registration to Holders. The Company may terminate or withdraw a Piggyback Registration prior to the effectiveness of such registration at any time in its sole discretion. If a Piggyback Registration is effected pursuant to a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule to Rule 415 (a “Piggyback Shelf Registration Statement”), the Holders of Registrable Securities shall be notified by the Company of and shall have the right, but not the obligation, to participate in any offering pursuant to such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”), subject to the same limitations that are applicable to any other Piggyback Registration as set forth above.

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of Equity Securities proposed to be included in that offering, including all Registrable Securities and all other Equity Securities proposed to be included in the offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in the offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in the offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Takedown: (i) first, the Equity Securities that the Company proposes to sell in the offering; (ii) second, any Equity Securities proposed to be included in the offering by Holders exercising their rights pursuant to this Section 5, allocated, in the case of this clause (ii), pro rata among those Holders on the basis of the number of Equity Securities initially proposed to be included by each Holder in the offering, up to the number of Equity Securities, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in the offering); and (iii) third, any Equity Securities proposed to be included in the offering by any other Person to whom the Company has a contractual obligation to facilitate such offering.

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration or a Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Equity Securities to whom the Company has a contractual obligation to facilitate such offering, other than Holders of Registrable Securities exercising rights pursuant to Section 2, for which the specified priorities are in Section 3, and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of Equity Securities proposed to be included in the offering, including all Registrable Securities and all other Equity Securities requested to be included in the offering, exceeds the number of Equity Securities which can reasonably be expected to be sold in the offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in the offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Takedown: (i) first, any Equity Securities requested to be included in the offering by a Holder exercising their rights pursuant to this Section 5, allocated, in the case of this clause (i), pro rata among those Holders on the basis of the number of Equity Securities initially proposed to be included by each of those Holders in the offering; and (ii) second, the Equity Securities that the Person demanding the offering pursuant to such contractual right proposes to sell in the offering, in each case of clause (i) and clause (ii), up to the number of Equity Securities, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in the offering); and (iii) third, any Equity Securities proposed to be included in the offering by any other Person to whom the Company has a contractual obligation to facilitate such offering or otherwise desires to include in such offering, if, and only if, the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in the offering).

(d) Selection of Underwriters. If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company, the Company shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) in connection with such offering.

Section 6. Holdback Agreements.

(a) Holders of Registrable Securities. Each Holder of Registrable Securities that holds or beneficially owns at least 10% of the outstanding Common Stock agrees that in connection with any registered underwritten offering of Common Stock, and upon request from the managing underwriter(s) for that offering, that Holder shall not, without the prior written consent of that managing underwriter(s), during such period as is reasonably requested by the managing underwriter(s) (which period shall in no event be longer than three (3) days prior to and ninety (90) days after the pricing of such offering), Transfer any Registrable Securities. The restrictions on Transfers in this Section 6(a) shall not apply to offers or sales of Registrable Securities that are included in an offering pursuant to Sections 2, 3 , 4 or 5 of this Agreement and shall be applicable to the Holders of Registrable Securities only if, for so long as and to the extent that the Company, all the directors and Executive Officers of the Company, each selling stockholder included in such offering and each other Person holding or beneficially owning at least 10% of the outstanding Common Stock are subject to the same restrictions. Each Holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the managing underwriter(s) that are consistent with the provisions of this Section 6(a) and are necessary to give further effect to those provisions. If the Company releases any Holder of Registration Securities from such a holdback agreement, it shall similarly release all other Holders of Registrable Securities on a pro rata basis. Notwithstanding anything to the contrary in this Section 6(a), no Holder shall be subject to a holdback arrangement in excess of 180 days in any calendar year due to the registration of any Registrable Securities pursuant to Section 3.

(b) The Company. To the extent requested by the managing underwriter(s) for the applicable offering, the Company shall not effect any sale registered under the Securities Act of Equity Securities during the period commencing three (3) days prior to and ending ninety (90) days after the pricing of an underwritten offering pursuant to Sections 2 or 5 of this Agreement, other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule to Rule 145), (iii) in connection with any dividend or distribution reinvestment or similar plan or (iv) as consideration to any third party seller in connection with the bona fide acquisition by the Company or any subsidiary of the Company of the assets or securities of any Person in any transaction approved by the Board of Directors of the Company.

(c) In the case of any underwritten offering pursuant to this Agreement, the Company shall use commercially reasonable efforts to cause any stockholders that beneficially own 5% or more of the Common Stock (other than the Holders of Registrable Securities) and its directors and Executive Officers to execute any lock-up agreements in form and substance as agreed by the selling stockholders in such underwritten offering and as reasonably requested by the managing underwriters.

Section 7. Suspensions. Upon giving no less than five (5) days’ prior written notice to the Holders of Registrable Securities, the Company shall be entitled to delay or suspend the filing, effectiveness or use of a Registration Statement or Prospectus (a “Suspension”) if the board of directors of the Company determines in good faith that (i) proceeding with the filing, effectiveness or use of such Registration Statement or Prospectus would reasonably be expected to require the Company to disclose any information the disclosure of which would have a material adverse effect on the Company and that the Company would not otherwise be required to disclose at such time, (ii) the registration or offering proposed to be delayed or suspended would reasonably be expected to, if not delayed or suspended, have a material adverse effect on any pending negotiation or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or other similar transaction, in each case that, if consummated, would be material to the Company or (iii) due to any other material event involving the Company or any of its subsidiaries, it would be inadvisable to effect the filing or use such Registration Statement or Prospectus. The Company shall not be entitled to exercise a Suspension (i) more than twice during any 12-month period or (ii) for a period exceeding 60 (sixty) days on any one occasion. Each Holder who is notified by the Company of a Suspension pursuant to this Section 7 shall keep the existence of such Suspension confidential and shall immediately discontinue (and direct any other Person making offers or sales of Registrable

Securities on behalf of such Holder to immediately discontinue) offers and sales of Registrable Securities pursuant to such Registration Statement or Prospectus until such time as it is advised in writing by the Company that the use of the Registration Statement or Prospectus may be resumed and, if applicable, is furnished by the Company with a supplemented or amended Prospectus as contemplated by Section 8(g). If the Company delays or suspends a Demand Registration or Shelf Registration, the Holder that initiated such Demand Registration or Shelf Registration shall be entitled to withdraw its request. In the case of a Demand Registration Request, such Demand Registration Request shall not count against the limitation on the number of such Holder’s Demand Registrations set forth in Section 2(b).

Section 8. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its reasonable best efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition of those Registrable Securities as promptly as is practicable, and, the Company shall as expeditiously as possible and as applicable:

(a) prepare and file with the SEC a Registration Statement with respect to those Registrable Securities, make all required filings required in connection with that Registration Statement and (if the Registration Statement is not automatically effective upon filing) use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable. Before filing a Registration Statement or any amendments or supplements to that Registration Statement, the Company shall furnish to counsel to the Holders for such registration copies of all documents proposed to be filed, which documents shall be subject to review by counsel to the Holders at the Company’s expense, and give the Holders participating in such registration an opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process. The Company shall not be obligated to maintain such registration effective for (i) a period longer than the Effectiveness Period, or (ii) in the case of a Shelf Registration, until the earlier of the date (x) on which all of the securities covered by such Shelf Registration are no longer Registrable Securities and (y) on which the Company cannot extend the effectiveness of such Shelf Registration because it is no longer S-3 Shelf Eligible;

(b) prepare and file with the SEC such amendments and supplements to any Registration Statement and the Prospectus used in connection with that Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than the Effectiveness Period (but not prior to the expiration of the time period referred to in Section 4(3) of the Securities Act and Rule 174 under the Securities Act, if applicable) and comply with the applicable requirements of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement in accordance with the intended method or methods of disposition by the sellers of such Registrable Securities set forth in such Registration Statement or supplement to the Prospectus;

(c) furnish to each Holder participating in the registration, without charge, such number of copies of the Registration Statement and any post-effective amendment to such Registration Statement and such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement to that Registration Statement (in each case including all exhibits in and all documents incorporated by reference in the Registration Statement and any supplement to the Registration Statement) and such other documents as such Holder may reasonably request, including in order to facilitate the disposition of the Registrable Securities owned by such Holder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement to the Prospectus by the Holders covered by the Registration Statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendments or supplements to the Prospectus);

(d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such U.S. jurisdiction(s) as any Holder participating in the registration or any managing underwriter reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable such Holder and each underwriter, if any, to consummate the disposition of that Holder’s Registrable Securities in such jurisdiction(s), except that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 8(d);

(e) use its reasonable best efforts to cause all Registrable Securities covered by any Registration Statement to be registered with or approved by such other Governmental Entities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable each Holder participating in the registration to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition of such Registrable Securities;

(f) promptly notify each Holder participating in the registration and the managing underwriters of any underwritten offering:

(i) each time when the Registration Statement, any pre-effective amendment to the Registration Statement, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment to the Registration Statement, when the same has become effective;

(ii) of any oral or written comments by the SEC or of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding such Holder;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any such purpose; and

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(g) notify each Holder participating in such registration, at any time when a Prospectus relating to the registration is required to be delivered under the Securities Act, of the occurrence of any event that would cause the Prospectus included in the related Registration Statement to contain an untrue statement of a material fact or to omit any fact necessary to make the statements made in the Prospectus not misleading in light of the circumstances under which they were made, and, as promptly as practicable, prepare, file with the SEC and furnish to that Holder a reasonable number of copies of a supplement or amendment to the Prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements made in the Prospectus not misleading in light of the circumstances under which they were made;

(h) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, any order suspending or preventing the use of any related Prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, use its reasonable best efforts to promptly obtain the withdrawal or lifting of any such order or suspension;

(i) not file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection such Registration Statement, that refers to any Holder covered by the Registration Statement by name or otherwise identifies that Holder as the holder of any securities of the Company without the consent of that Holder (which consent may not be unreasonably withheld or delayed), unless and to the extent that disclosure is required by law. Notwithstanding the previous sentence, (i) each Holder shall furnish to the Company in writing such information regarding itself and the distribution proposed by it as the Company may reasonably request for use in connection with a Registration Statement or Prospectus and (ii) each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company by that Holder or of the occurrence of any event that would cause the Prospectus included in the Registration Statement to contain an untrue statement of a material fact regarding that Holder or the distribution of those Registrable Securities or to omit to state any material fact regarding that Holder or the distribution of those Registrable Securities required to be stated in the Prospectus or necessary to make the statements made in the Prospectus not misleading in light of the circumstances under which they were made. The Holder agrees to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by that Holder such that the Prospectus shall not contain any untrue statement of a material fact regarding that Holder or the distribution of those Registrable Securities or omit to state a material fact regarding that Holder or the distribution of those Registrable Securities necessary to make the statements made in the Prospectus not misleading in light of the circumstances under which they were made;

(j) cause the Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on any securities exchange, use its reasonable best efforts to cause those Registrable Securities to be listed on a national securities exchange selected by the Company after consultation with the Holders participating in such registration;

(k) provide a transfer agent and registrar (which may be the same entity) for all the Registrable Securities not later than the effective date of the Registration Statement;

(l) make available for inspection by any Holder participating in the registration, any underwriter participating in any underwritten offering or counterparty in an Alternative Transaction participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 8 and any attorney, accountant or other agent retained by any Holder or underwriter, all corporate documents, financial and other records relating to the Company and its business reasonably requested by that Holder or underwriter, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with that registration or offering and make senior management of the Company and the Company’s independent accountants available for customary due diligence and drafting sessions. Any Person gaining access to information or personnel of the Company pursuant to this Section 8(l) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential and of which determination the Person is notified, unless the information (A) is or becomes known to the public without a breach of this Agreement, (B) is or becomes available to the Person on a non-confidential basis from a source other than the Company, (C) is independently developed by the Person, (D) is requested or required by a deposition, interrogatory, request for information or documents by a Governmental Entity, subpoena or similar process or (E) is otherwise required to be disclosed by law;

(m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement (in a form that satisfies the provisions of Section 12(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule to Rule 158) covering the period of at least 12 months beginning with the first day of the Company’s first full fiscal quarter after the effective date of the applicable Registration Statement. This requirement will be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule to Rule 158;

(n) in the case of an underwritten offering of Registrable Securities, promptly incorporate in a supplement to the Prospectus or a post-effective amendment to the Registration Statement such information as is reasonably requested by the managing underwriter(s) or any Holder participating in such underwritten offering to be included in such Prospectus or post-effective amendment, the purchase price for the securities to be paid by the underwriters and any other applicable terms of such underwritten offering, and promptly make all required filings of such supplement or post-effective amendment after being notified of the matters to be incorporated in such supplement or amendment;

(o) in the case of an underwritten offering of Registrable Securities, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as any Holder participating in the offering or the managing underwriter(s) of the offering reasonably requests in order to expedite or facilitate the disposition of the Registrable Securities;

(p) furnish to each Holder and to each underwriter in an underwritten offering or counterparty in an Alternative Transaction, if any, participating in an offering of Registrable Securities (i) (A) all legal opinions of outside counsel to the Company required to be included in the Registration Statement and (B), in the case of an underwritten offering, a written legal opinion of outside counsel to the Company, dated the closing date of the offering, in form and substance as is customarily given in opinions of outside counsel to the Company to underwriters in underwritten registered offerings; and (ii) (A) obtain all consents of independent public accountants required to be included in the Registration Statement and (B), in the case of an underwritten offering, on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the Registration Statement and at the closing of the offering, dated the respective dates of delivery of each of the foregoing, a “comfort letter” signed by the Company’s independent public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(q) in the case of underwritten offerings or Alternative Transactions of Registrable Securities, make senior management of the Company available, to the extent requested by the managing underwriter(s) or counterparties in an Alternative Transaction, to assist in the marketing of the Registrable Securities to be sold in such underwritten offering or Alternative Transaction, including the participation of such members of senior management of the Company in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in such underwritten offering, and otherwise facilitate, cooperate with, and participate in such underwritten offering and customary selling efforts related to such underwritten offering, in each case to the same extent as if the Company were engaged in a primary underwritten registered offering of its Common Stock;

(r) cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement. Notwithstanding anything in this Agreement to the contrary, the Company may satisfy its obligations under this Agreement without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(s) not later than the effective date of the Registration Statement, provide a CUSIP number for all Registrable Securities covered thereby and provide the applicable transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company. Notwithstanding anything in this Agreement to the contrary, the Company may satisfy its obligations under this Agreement without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(t) reasonably cooperate with each Holder of Registrable Securities and each underwriter (or counterparty in an Alternative Transaction) participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made by FINRA;

(u) in the case of a registration pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the managing underwriter or counterparty in an Alternative Transaction reasonably requests (which information may be provided by means of a prospectus supplement if permitted by SEC Guidance); and

(v) otherwise use its reasonable best efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration, marketing and sale of such Registrable Securities contemplated by this Agreement.

Section 9. Participation in Underwritten Offerings. No Person may participate in any underwritten offering pursuant to this Agreement unless that Person (i) agrees to sell that Person’s securities on the basis provided in any underwriting arrangements in customary form approved by the Persons entitled under this Agreement to approve those arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. No Holder of Registrable Securities included in any underwritten offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (A) that Holder’s ownership of its Registrable Securities to be sold in the offering, (B) that Holder’s power and authority to effect the relevant Transfer and (C) such matters pertaining to compliance with securities laws as may be reasonably requested by the managing underwriter(s)). In addition, no Holder of Registrable Securities included in an underwritten offering will be required to undertake any indemnification obligations to the Company or the underwriters, except to the extent otherwise provided in Section 12. Any liability of any Holder under an underwriting agreement entered into pursuant to this Section 9 shall be limited to liability arising from the breach of its representations and warranties contained in that underwriting agreement and shall be limited to an amount equal to the net amount received by that Holder from the sale of Registrable Securities pursuant to such Registration Statement.

Section 10. Registration Expenses.

(a) Subject to Section 2(c), the Company shall pay directly or promptly reimburse all costs, fees and expenses (other than Selling Expenses) incident to the Company’s performance of or compliance with this Agreement, including, (i) all SEC, Financial Industry Regulation Authority and other registration and filing fees; (ii) all fees and expenses associated with filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted; (iii) all fees and expenses of complying with securities and blue sky laws (including fees and disbursements of counsel for the Company in connection with complying with securities and blue sky laws); (iv) all printing, messenger, telephone and delivery expenses (including the cost of distributing Prospectuses in preliminary and final form as well as any supplements to the Prospectuses); (v) all fees and expenses incurred in connection with any “road show” for underwritten offerings, including all costs of travel, lodging and meals; (vi) all transfer agent’s and registrar’s fees; (vii) all fees and expenses of counsel to the Company; (viii) all fees and expenses of the Company’s independent public accountants (including any fees and expenses arising from any special audits or “comfort letters”) and any other Persons retained by the Company in connection with or incident to any registration of Registrable Securities pursuant to this Agreement; and (ix) all fees and expenses of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of securities (all such costs, fees and expenses, “Registration Expenses”). In connection with each registration initiated pursuant to this Agreement (whether a Demand Registration or a Piggyback Registration), the Company shall reimburse the Holders covered by such registration for the reasonable fees and disbursements of one law firm chosen by a majority of the number of shares of Registrable Securities included in the Demand Registration Request, in the event of a Demand Registration, and, in the case of a Piggyback Registration, the Holders of a majority of the number of shares of Registrable Securities included in such registration. Each Holder shall pay the fees and expenses of any additional counsel engaged by that Holder and shall bear its respective Selling Expenses associated with a registered sale of its Registrable Securities pursuant to this Agreement.

(b) The obligation of the Company to bear and pay the Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended. Notwithstanding the previous sentence, the Registration Expenses for any Registration Statement withdrawn solely at the request of one or more Holder(s) (unless withdrawn following commencement of a Suspension) shall be borne by such Holder(s) in accordance with Section 2(c).

Section 11. Indemnification; Contribution.

(a) The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Holder of Registrable Securities, any Person who is or might be deemed to be a “controlling person” of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, a “Controlling Person”), their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, employees, agents, Affiliates and shareholders, and each other Person, if any, who acts on behalf of or controls any such Holder or Controlling Person (each of the foregoing, a “Covered Person”) against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule to Rule 405) or any amendment or supplement to or any document incorporated by reference in the same, (ii) any omission or alleged omission of a material fact required to be stated in any such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus or necessary to make the statements made in the same not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated under such federal or state securities laws applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities. In addition, the Company shall reimburse each Covered Person for any legal or other expenses reasonably incurred by such Covered Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability. Notwithstanding the previous sentence, the Company shall not be so liable in any such case to the extent that any loss, claim, action, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in any such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus or any amendment or supplement to or any document incorporated by reference in the same in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus. This indemnity shall be in addition to any liability the Company may otherwise have.

(b) In connection with any registration in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus. Each Holder shall, to the fullest extent permitted by law, indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a Controlling Person against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule to Rule 405) or any amendment of or supplement to the same or (ii) any omission or alleged omission of a material fact required to be stated in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus or necessary to make the statements made in the same not misleading, but, in the case of each of clauses (i) and (ii), only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is made in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus or any amendment or supplement to the same in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder expressly for use in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus. In addition, such Holder shall reimburse the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a Controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, action, damage or liability. The obligation to indemnify pursuant to this Section 11(b) shall be individual and several, not joint and several, for each participating Holder and shall be proportional to and shall not exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in the sale of Registrable Securities to which such Registration Statement or Prospectus relates. The indemnity agreement contained in this Section 11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Holder. The Company and the Holders of the Registrable

Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Holders, the only information furnished or to be furnished to the Company for use in any Registration Statement or Prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated with the same are statements specifically relating to (a) the beneficial ownership of shares of Common Stock by such Holder and its Affiliates, (b) the name and address of such Holder and (c) any additional information about such Holder or the plan of distribution (other than for an underwritten offering) required by law or regulation to be disclosed in any such document. This indemnity shall be in addition to any liability which such Holder may otherwise have.

(c) Any Person entitled to indemnification pursuant to this Agreement shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification. Notwithstanding the previous sentence, any failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of its obligations under this Agreement, except to the extent that the indemnifying party is actually and materially prejudiced by reason of such failure or delay. In case a claim or an action that is subject or potentially subject to indemnification pursuant to this Agreement is brought against an indemnified party, the indemnifying party shall be entitled to participate in and shall have the right, exercisable by giving written notice to the indemnified party as promptly as practicable after receipt of written notice from such indemnified party of such claim or action, to assume, at the indemnifying party’s expense, the defense of any such claim or action, with counsel reasonably acceptable to the indemnified party. Notwithstanding the previous sentence, any indemnified party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse the indemnified party for any fees, costs and expenses subsequently incurred by the indemnified party in connection with such defense unless (A) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (B) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (C) having assumed the defense of such claim or action, the indemnifying party fails to employ counsel reasonably acceptable to the indemnified party or to pursue the defense of such claim or action in a reasonably vigorous manner, (D) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (E) the indemnified party has reasonably concluded that there may be one or more legal or equitable defenses available to it and/or other any other indemnified party which are different from or additional to those available to the indemnifying party. Subject to the foregoing sentence, no indemnifying party shall, in connection with any one claim or action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees, costs and expenses of more than one firm of attorneys (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not have the right to settle a claim or action for which any indemnified party is entitled to indemnification pursuant to this Agreement without the consent of the indemnified party, The indemnifying party shall not consent to the entry of any judgment or enter into or agree to any settlement relating to such claim or action unless such judgment or settlement does not impose any admission of wrongdoing or ongoing obligations on any indemnified party and includes as an unconditional term of such judgment or settlement the giving by the claimant or plaintiff in such judgment or settlement to such indemnified party, in form and substance reasonably satisfactory to such indemnified party, of a full and final release from all liability in respect of such claim or action.

The indemnifying party shall not be liable under this Agreement for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified party unless the indemnifying party has also consented to such judgment or settlement (such consent not to be unreasonably withheld, conditioned or delayed).

(d) If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, an indemnified party in respect of any loss, claim, action, damage, liability or expense referred to in this Section 11, then the applicable indemnifying party, in lieu of indemnifying such indemnified party under this Agreement, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, action, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party. If the allocation provided by the preceding sentence is not permitted by applicable law, the indemnifying party shall contribute to such amount in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding sentence but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other federal or state securities law or rule or regulation promulgated under such federal or state securities law applicable to the Company, and, relating to any action or inaction required of the Company in connection with any registration of securities, whether such action or inaction was perpetrated by the indemnifying party or the indemnified party. The relative fault shall also be determined by reference to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or violation. The parties agree that it would not be just and equitable if contribution pursuant to this Agreement were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in this Section 11(d). In no event shall the amount which a Holder of Registrable Securities may be obligated to contribute pursuant to this Section 11(d) exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in the sale of Registrable Securities that gives rise to such obligation to contribute. No indemnified party guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The provisions of this Section 11 shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or controlling person of such indemnified party and shall survive the Transfer of any Registrable Securities by any Holder.

Section 12. Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

Section 13. Miscellaneous.

(a) No Inconsistent Agreements. The Company represents and warrants that it has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Holders of Registrable Securities under this Agreement.

(b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its Equity Securities which would materially and adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares that would reasonably be expected to have such an effect).

(c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns and transferees. Other than with respect to Transfers of Equity Securities to Permitted Transferees, neither this Agreement nor any right, benefit, remedy, obligation or liability arising under this Agreement may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect, except that the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holders, so long as the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. The Company shall not, directly or indirectly, (x) enter into any merger, consolidation, recapitalization, combination of shares or other reorganization in which the Company shall not be the surviving corporation or (y) transfer or agree to transfer all or substantially all the Company’s assets, unless prior to such merger, consolidation, reorganization or asset transfer, the surviving corporation or the transferee, as applicable, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the securities which the Holders would be entitled to receive in exchange for Registrable Securities, pursuant to any such merger, consolidation, reorganization or asset transfer.

(d) No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and transferees and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement. Notwithstanding the previous sentence, the parties acknowledge that the Persons set forth in Section 11 shall be express third-party beneficiaries of the obligations of the parties set forth in Section 11.

(e) Remedies; Specific Performance. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

(f) No Waivers. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

(h) Jurisdiction and Venue. The parties irrevocably submit to the jurisdiction of the courts of the State of New York or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Southern District of New York in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in the courts of the State of New York, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Southern District of New York, or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the courts of the State of New York, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Southern District of New York. The parties hereby consent to and grant the courts of the State of New York, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the Southern District of New York, jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13(i) or in such other manner as may be permitted by law shall be valid and sufficient service of process. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after such communication is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

If to the Company:

Savers Value Village, Inc.

11400 S.E. 6th Street, Suite 125

Bellevue, WA 98004

Attention:         Richard Medway, General Counsel

Phone:              425-462-1515

E-Mail:             rmedway@savers.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:          Christodoulos Kaoutzanis

                           John C. Kennedy

Phone:               212-373-3445

                           212-373-3025

Facsimile:         212-492-0445

                         212-492-0025

E-Mail:            ckaoutzanis@paulweiss.com

                          jkennedy@paulweiss.com

If to Ares:

c/o Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Attention:         Aaron Rosen, Eric Waxman,

                          Brad Friedman, PE General Counsel

E-Mail:            arosen@aresmgmt.com; ewaxman@aresmgmt.com;

                          bfriedman@aresmgmt.com;

                          PEGeneralCounsel@aresmgmt.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:         Christodoulos Kaoutzanis

                           John C. Kennedy

Phone:              212-373-3445

                          212-373-3025

Facsimile:         212-492-0445

                          212-492-0025

E-Mail:             ckaoutzanis@paulweiss.com

                           jkennedy@paulweiss.com

If to any other Holder, to such address as is designated by such Holder in the counterpart to this Agreement in the form attached as Exhibit A.

(j) Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(k) Counterparts. This Agreement may be signed in any number of identical counterparts, each of which shall be deemed an original instrument (including signatures delivered via facsimile or electronic mail) and all of which together shall constitute one and the same instrument. The parties may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon the signatures so transmitted to the same extent and effect as if they were original signatures.

(l) Entire Agreement. This Agreement, together with that certain Stockholders Agreement, by and between the Company and Ares dated as of the date of this Agreement, contains the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes and replaces all other prior agreements, written or oral, among the parties with respect to the subject matter of this Agreement.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(n) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given, without the prior written consent of the Company and each Holder affected thereby.

(o) Further Assurances. Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(p) Termination. This Agreement shall terminate with respect to any Holder upon such time as such Holder ceases to hold or beneficially own any Registrable Securities. Notwithstanding the previous sentence, the provisions of Sections 9, 11 and this Section 13 shall survive termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date and year first above written.

SAVERS VALUE VILLAGE, INC.

By:
Name:
Title:

ARES CORPORATE OPPORTUNITIES FUND V, L.P.

By: ACOF Investment Management LLC, its manager

By:
Name: Scott Graves
Title: Authorized Signatory

ASSF IV AIV B, L.P.

By: ASSF Operating Manager IV, L.P., its manager

By:
Name: Scott Graves
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

ASOF HOLDINGS I, L.P.

By: ASOF Investment Management LLC, its manager

By:
Name: Scott Graves
Title: Authorized Signatory

AMARI INVESTMENT PTE. LTD.

By: ASSF Operating Manager IV, L.P., its manager

By:
Name: Scott Graves
Title: Authorized Signatory

ASSF IV AIV B HOLDINGS III, L.P.

By: ASSF Operating Manager IV, L.P., its manager

By:
Name: Scott Graves
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

Exhibit A

Form of Counterpart

[NAME OF TRANSFEREE OR OTHER HOLDER]

By:
Name:
Title:

Address for Notices:

[•]
Attention:	[•]
Phone:	[•]
Facsimile:	[•]
E-Mail:	[•]

with a copy (which shall not constitute notice) to:

Attention:	[•]
Phone:	[•]
Facsimile:	[•]
E-Mail:	[•]